Exhibit
10 (b)
               AMERICAN WATER WORKS COMPANY, INC.
            NON-QUALIFIED STOCK OPTION AGREEMENT



          THIS   NON-QUALIFIED   STOCK  OPTION   AGREEMENT
(the "Agreement") is made as of May 4, 2000, between American Water Works Company, Inc., a Delaware corporation (the "Company") and (the "Employee") pursuant to the terms and conditions of the American Water Works Company, Inc. 2000 Stock Award and Incentive Plan (the "Plan"). Capitalized terms not defined in this Agreement shall have the meanings set forth in the Plan.

          THE PARTIES AGREE AS FOLLOWS:

          1. Award of Options. Pursuant to the Plan, the
Company  hereby  awards to Employee options  (the
"Options")  to acquire shares
of Company common stock (the  "Stock")
at the exercise price of $22.56 per share (the "Exercise Price"), subject to the terms and conditions set forth in this Agreement and the Plan. A copy of the Plan has been delivered to Employee. By signing below, Employee agrees to be bound by all the provisions of the Plan. The Options granted hereunder are nonqualified stock options.

          2.    Vesting Schedule.  Subject to Sections 6
and  7
hereof, the Options shall vest and become exercisable in three equal installments on each of the first, second, and third anniversaries of May 4, 2000.

          3.    Expiration  Date.  Unless terminated
earlier  in
accordance with this Agreement or the provisions of the Plan, the Options subject to this Agreement shall expire on May 4, 2010 (the "Expiration Date").

          4.    Payment of Exercise Price.  The Exercise
Price of
the shares as to which Options are exercised may be paid to the Company at the time of exercise in cash or in Stock or in such other consideration or such combination thereof as the Committee shall permit at the time of exercise, in each
case (a)  pursuant to  rules                             and
procedures established by the Committee and (b) having a total Fair Market Value determined as of the date of exercise equal to the Exercise Price.

          5.     Non-transferability.   Except  to   the
extent
otherwise determined by the Committee, Options granted hereunder shall not be assignable or otherwise transferable other than by will or the laws of descent and distribution. Unless otherwise provided by the Committee, during the lifetime of Employee the Options shall be exercisable and elections with respect to the Options may be made only by Employee or Employee's guardian or legal representative.

          6.   Termination of Employment.

               (a)   Except to the extent provided in
     Section  7 hereof  or  any employment agreement or
     severance  agreement between  Employee  and the
     Company, the provisions  of  this Section  6 shall
     apply to the Options upon a termination  of Employee's
     employment  with  the  Company  and   all     its
     subsidiaries ("Termination") for any reason.

               (b)    In   the  event  of  Employee's
voluntary
     Termination (other than "Retirement", as defined) or a Termination of Employee by the Company for Cause (as defined), all vested and unvested Options shall be canceled on the Termination date.

               (c)   In  the  event of Employee's
Termination  by
     reason of death or Disability (as defined), all Options shall become immediately vested and shall be exercisable in whole or in part at any time prior to the earlier of the Expiration Date and the date one year after the Termination date.

               (d)   In  the  event of Employee's
Termination  by
     reason of Retirement, all Options shall become immediately vested and shall be exercisable in whole or in part at any time prior to the earlier of the Expiration Date and the date three years after the Termination date.

               (e)   In  the event of Employee's Termination
for
     any reason other than as provided in Section 6(b), 6(c), or 6(d), Options which are unvested shall be canceled and
     Options which are vested and exercisable may be exercised in whole or in part at any time prior to the earlier of the Expiration Date and the date 90 days after the Termination date.

          7.    Change in Control.       In the event of a
Change
in Control, any Option that was not previously vested and exercisable shall become fully vested and exercisable at the time of the Change in Control, subject to the applicable restrictions set forth in the Plan.

          8.   Grant of Reload Options.

               (a)   Reload Options.  To the extent that (i)
the
     Exercise Price of the Options or any Reload Options (as defined) related thereto is paid through the delivery of Mature Shares (as defined) in accordance with Section 4 ("Payment Shares") and/or (ii) Stock
     is paid or surrendered in   satisfaction  of  any
     withholding taxes incurred in connection with the exercise of the Option or any related Reload Option ("Withholding Tax Shares"), Employee shall receive additional non-qualified stock options to purchase a number of shares of Stock equal to the sum of the Payment Shares and the Withholding Tax Shares ("Reload Options"), provided that (A) Employee is then employed by the Company or any of its subsidiaries, and (B) at the time of payment of the Exercise Price relating to such Options (or Reload Options), the aggregate Fair Market Value of the Stock purchased pursuant to the exercise of such Options (or Reload Options) exceeds the aggregate Exercise Price of such Options (or Reload Options) by 25% or more. The exercise price per share of Reload Options shall be the Fair Market Value of the Stock on the date the Reload Options are granted to Employee, and the Reload Options shall thereafter become vested and exercisable at the earliest to occur of (w) one year after the grant date (if Employee has been continuously employed through
     such  date),  (x)  upon   a Termination   of  Employee
     due  to  death,  Disability                          or
     Retirement, (y) a Change in Control, or (z) 90 days prior to the expiration of the Maximum Term (as defined). The
     "Maximum Term" of any Reload Option shall be equal to the remaining term of the Options to which it relates, measured from the date upon which the Option was exercised but subject to the same post-employment termination provisions of the Options described in Section 6. Any Reload Option granted in connection with the exercise of a Reload Option shall have a Maximum Term equal to the remaining term of the Reload Option to which it relates, measured from the date on which the prior Reload Option was exercised but subject to the same post-employment termination provisions of the Options described in Section 6.

          (b) Penalties for Premature Transfers. If Employee sells, transfers, assigns or otherwise disposes of more than 50% of the number of Profit Shares (as defined) acquired upon exercise of any Options (or Reload Options), during the one-year period following such exercise (or such lesser period as corresponds with the shorter of (i) the remaining term of the Reload Options, or (ii) the vesting of the Reload Options), the Committee may, in its discretion, preclude Employee from exercising any Reload Options then held by Employee; provided, however, that this provision shall not proscribe transfers by will or the laws of descent and distribution; and provided further, however, that if any shares subject to this Section 8(b) are delivered in payment of the exercise price of Options, in addition to the shares of Stock otherwise subject to this Section 8(b), an equivalent number of shares issued upon exercise of such Options shall remain subject to this Section 8(b). Employee agrees that any action taken by the Committee hereunder shall not constitute any breach of any obligation or duty owed by the Company to Employee. Notwithstanding the foregoing, Employee may waive all rights to a grant of Reload Options by filing a written waiver with the Company within ten days following the date of such grant, in which case the restriction period described above shall not apply with respect to any shares issued in connection with the exercise of an Option as to which Employee's Reload Option rights have been waived.

     9.   Definitions.  For purposes of this Agreement:
          (a) "Cause" shall have the meaning given to such term in any employment agreement or severance agreement between the Company and Employee in effect at the date of Termination and, in the absence of any such agreement, shall mean Employee's deliberate, willful or gross misconduct.

          (b) "Disability" shall mean that Employee has become eligible to receive benefits under the Company's long term disability plan or policy.

          (c) "Mature Shares" shall mean any of the following: (i) Stock purchased by Employee in the open market, (ii) Stock acquired by Employee upon exercise of any option that has been held by Employee for no less than six months after the exercise date, or (iii) any restricted stock of the Company that is held by Employee for no less than six months after the vesting date of such restricted stock.

          (d) "Profit Shares" shall mean the number of shares of Stock acquired pursuant to the exercise of an Option (or Reload Option) having a Fair Market Value on the date of exercise equal to the excess of the aggregate Fair Market Value of the Stock purchased upon exercise of such Option (or Reload Option) over the aggregate Exercise Price of such Option (or Reload Option).

               (e) "Retirement" shall mean Employee's Termination following the date on which Employee is eligible promptly thereafter to commence receiving retirement benefits from the Company.
          10. Withholding Tax. Employee may be subject to withholding taxes as a result of the exercise or settlement of an Option or other payment in respect of an Option. Unless the Committee permits otherwise, Employee shall pay to the Company in cash, promptly when the amount of such obligations become determinable, all applicable federal, state, local and foreign withholding taxes that the Company in its discretion determines result from each such exercise, settlement or payment. Unless the Committee otherwise determines and subject to such rules and procedures as the Committee may establish, Employee may make an election to have shares of Stock withheld by the Company or to tender shares of Stock to the Company to pay the amount of tax that the Company in its discretion determines to be required so to be withheld by the Company upon exercise of an Option, subject to satisfying any applicable requirements for compliance with
Section 16(b) of the Exchange Act. Any shares of Stock so withheld or tendered will be valued as of the date they are withheld or tendered, provided that Stock shall be valued at Fair Market Value on such date. Unless otherwise permitted by the Committee, the value of shares withheld or tendered may not exceed the required federal, state, local and foreign withholding tax obligations as computed by the Company.
          11. Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without regard to conflict of law principles.



          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                              AMERICAN WATER WORKS COMPANY, INC.
                              By: ____________________________
                                   Name:
                                   Title:
                   Employee hereby accepts and agrees to be bound

by all the terms and conditions of this Agreement and the Plan.



                              _______________________________



Employee                    Title                        Options



J. James Barr               President and CEO            143,200
Ellen C. Wolf               Vice President and CFO        60,650
W. Timothy Pohl             General Counsel and Secretary 38,225
Joseph F. Hartnett, Jr.     Treasurer                     26,450
Robert D. Sievers           Comptroller                   26,450